HOUSE OF TAYLOR JEWELRY, INC.

9200 Sunset Boulevard, Suite 425

West Hollywood, California  90069

August 8, 2005

Laidlaw & Company (UK) Ltd.

90 Park Avenue, 39th Floor

New York, New York 10016

Gentlemen:

The undersigned, House of Taylor Jewelry, Inc., a Nevada corporation (the “Company”), proposes to sell to a limited number of accredited investors up to $10,625,000 of common stock, par value $0.0001 per share (“Common Stock”) and five-year warrants to purchase Common Stock at an exercise price of $7.00 per share (“Warrants” and collectively with the Common Stock shall hereinafter be referred to as the “Securities”).  The Securities will be sold pursuant to the terms and conditions of a certain Purchase Agreement among the Company and the investors set forth therein (the “PA”).  The sale of Securities pursuant to the PA is hereinafter referred to as the “Equity Transaction”.  Any terms used and not otherwise defined herein shall have the respective meanings set forth in the PA.

The Company acknowledges that Laidlaw & Company (UK) Ltd. (together with its dealers, the “Placement Agent” or “Laidlaw”) is responsible for introducing the investors participating in the Equity Transaction and is acting as a placement agent in connection with such transaction.  This agreement sets forth, inter alia, the compensation to be paid to LAIDLAW in connection with the Equity Transaction.

1.

Representations Warranties and Covenants of the Company. For the benefit of LAIDLAW, the Company hereby incorporates by reference all of its (i) representations and warranties as set forth in Section 4 of the PA and (ii) covenants set forth in Section 7 of the PA, in each case with the same force and effect as if specifically set forth herein.

2.

Closing; Fees.

(a)

As compensation for its services under this Agreement, at each closing of the Equity Transaction, the Placement Agent will receive (i) a cash fee (the “Placement Agent Fee”) equal to eight percent (8%) of the gross proceeds for all Securities sold and (ii) an accountable expense allowance equal to one percent (1%) of the gross proceeds for all Securities sold (the “Expense Allowance”).

(b)

As additional compensation hereunder, at each closing of the Equity Transaction, the Company will issue to the Placement Agent or its designees, Placement

Agent Warrants to purchase ten percent (10%) of the number of shares of the Company’s Common Stock that are sold in the Equity Transaction, which shall contain the same terms and conditions as the Warrants.  The Placement Agent shall have the same registration rights granted to purchasers of the Securities in the Equity Transaction.

(c)

Payment of the proportional amount of the Placement Agent Fee and the Expense Allowance will be made out of the proceeds of Securities sold at each Closing and Placement Agent Warrants will be issued to the Placement Agent and its designees at each Closing in proportion to the Securities sold at each Closing.

3.

Covenants of the Company.

(a)  No Closing.  Anything set forth herein to the contrary notwithstanding, in the event that the Closing does not occur in accordance with the terms provided herein for any reason other than due to the gross negligence or willful misconduct of LAIDLAW, no amounts shall be further payable to LAIDLAW hereunder, except for the accountable legal fees and expenses of LAIDLAW not to exceed the sum of $35,000 in the aggregate.  In no event shall LAIDLAW be responsible for any of the Company’s fees, costs or expenses incurred in connection with the Equity Transaction.  The Company shall reimburse LAIDLAW for reasonable out-of-pocket expenses (including, but not limited to, reasonable legal fees and expenses) which LAIDLAW may incur in connection with the enforcement of its rights hereunder.

(b) Company Expenses. The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Equity Transaction, the issuance of the Securities  and the Placement Agent Warrants and will also pay the Company’s own expenses for accounting fees, legal fees, and other costs involved with the Equity Transaction, including the printing costs of the Offering Documents (defined below).  The Company will provide at its own expense such quantities of the Offering Documents and other documents and instruments relating to the Equity Transaction as the Placement Agent may reasonably request.  In addition, the Company will pay all reasonable filing fees, costs and legal fees for Blue Sky services and related filings and expenses of counsel.  The Blue Sky filings (state and federal) shall be prepared by the Placement Agent’s counsel.  Further, as promptly as practicable after the Final Closing, the Company shall prepare, at its own expense, up to five “velobound volumes” relating to the Equity Transaction and will distribute such volumes to the individuals designated by counsel to the Placement Agent.

(c) Laidlaw Introductions

In the event that the Placement Agent introduces the Company to a party or entity (excluding, however, any third parties in which the Company can demonstrate a preexisting relationship) (“Laidlaw Introduced Party”) and as a result of such introduction, a Financing Transaction is consummated within six months following the final closing of the Equity Transaction or the termination of this Agreement (“Tail Period”), the Company shall pay the Placement Agent upon the consummation of such Financing Transaction a “tail” fee equal to the Placement Agent Fee and Placement Agent Warrants that would otherwise have been payable to Laidlaw had such transaction closed pursuant to this Agreement.  Laidlaw shall deliver a list setting forth the names of all Laidlaw Introduced Parties within 15 business days of termination or expiration of this Agreement for purposes of the “tail” provisions as described in this section.  For purposes hereunder the term "Financing Transaction" means a private placement, public offering, syndication or other sale of equity or debt securities of the Company or other corporate finance transaction of the Company.

(d)

Until the expiration of the Tail Period, the Company shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with any Laidlaw Introduced Party, directly or indirectly, that could undermine any of the rights or interests of the Placement Agent, in, under or in respect of this Agreement and will not interfere with, circumvent, frustrate or otherwise impede in any manner the realization by the Placement Agent of any of the objectives it seeks or benefits derived, or to be derived, from any of the foregoing.

(e)

The Company agrees to instruct its counsel Resch Polster Alpert & Berger LLP to include Laidlaw as a named recipient on the legal opinion required to be delivered in connection at the closing of the PA.

4.

Indemnification.

(a)  The Company and its successors agree to indemnify and hold harmless LAIDLAW, its affiliates and any of their respective officers, directors, stockholders, members, managers, employees, agents, advisors, consultants, selected dealers and counsel and each person, if any, who controls LAIDLAW within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, as follows:

(i)  against any and all losses, liabilities, claims, damages and expenses whatsoever arising out of any untrue statement or alleged untrue statement of a fact set forth in the Transaction Documents thereto (collectively the “Offering Documents”) or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading unless such statement or omission was made in reliance on and in conformity with written information furnished to the Company by LAIDLAW expressly for inclusion in the Offering Documents;

(ii)  against any and all losses, liabilities, claims, damages and expenses whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; and

(iii)  against reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

(b)  The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and any of their respective officers, directors, stockholders, members, managers, employees, agents, advisors, consultants, selected dealers and counsel, and each person, if any, who controls the Placement Agent, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing Indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the securities or blue sky laws of any state on account of violations of the representations, warranties or agreements of the Company set forth herein or in the Offering Documents.

            (c)  The Placement Agent agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense suffered or incurred by the Company (including legal fees) that is finally judicially determined to have resulted exclusively from (i) any willful or grossly negligent act or omission of Placement Agent in the performance of its duties hereunder or (ii) the breach by Placement Agent of any representations or warranties of Placement Agent contained in this Agreement.

(d)    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made under this Section 4, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4 unless the indemnifying party has been substantially prejudiced by such omission.  The indemnifying party will have the right, at its option, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, which consent shall not be unreasonably withheld.  The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing the indemnified party, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party.  No settlement of any Action against an indemnified party will be made without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, unless such settlement includes an unconditional release of such indemnified party from all liability arising or that may arise out of such Action.

5.

Placement Agent Representations and Warranties.

             (a)

The Placement Agent hereby represents and warrants to the Company that it is a registered broker-dealer pursuant to the Exchange Act, a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and registered and qualified to act in each state and jurisdiction in which it is required to be registered as such in order to offer and sell the Securities.

             (b)

The Placement Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D in connection with the offering of Securities.  The Placement Agent shall comply in all material respects with all laws in effect in any jurisdiction in which Securities are offered by it and the rules, regulations and orders of any securities administrator existing or adopted thereunder, including without limitation, the Act, the Exchange Act and the rules and regulations thereunder.

(c)

The Placement Agent represents and warrants to the Company that the person who has signed this Agreement on its behalf is duly authorized to so sign, and this Agreement is a valid and binding obligation of the Placement Agent, enforceable in accordance with its terms. The Placement Agent has all requisite power and authority to enter into and perform its obligations under this Agreement.  The Placement Agent is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

(d)

The Placement Agent will use reasonable efforts to sell the Securities but will limit the offering of the Securities to persons whom Placement Agent has reasonable grounds to believe and does believe are "accredited investors," as such term is defined in Regulation D.

(e)

Neither Placement Agent nor any of its officers, directors or controlling persons, has knowingly taken, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Act, the Exchange Act and the rules and regulations thereunder or otherwise, in or that has constituted, stabilization or manipulation of the price of any security of the Company.

6.

Miscellaneous.

(a)   Survival.  Any termination of the Equity Transaction without consummation thereof shall be without obligation on the part of any party except that the provisions of Section 3 and 4 shall survive.

(b)

Representations, Warranties and Covenants to Survive Delivery.  The representations, warranties, indemnities, agreements, covenants and other statements of the Company contained herein shall survive execution of the PA and the closing of the Equity Transaction for a period of eighteen (18) months.

(c)

No Other Beneficiaries.  This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors, controlling persons and permitted assigns, and no other person, firm or corporation shall have any third party beneficiary or other rights hereunder.

(d)

Applicable Law.   This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(e)

Notices.  All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid.  All notices shall be made to the parties at the addresses designated above or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

(i)  If to LAIDLAW, to:

Laidlaw & Company (UK) Ltd.

90 Park Avenue, 39th Floor

New York, New York 10016

Attn.: Robert Bonaventura, President

Telecopier No.: (212) 687-1860

Attn.:  Marc Koplik, Esq.

Fax No.: (212) 953-1025

with a copy to:

Laidlaw & Company (UK) Ltd.

575 Jericho Turnpike

Jericho, New York 11753

Attn:  Cary Sucoff

Fax No.: (516) 935-4948

with a copy to:

Littman Krooks LLP

655 Third Avenue

New York, New York 10017

Attn.: Steven D. Uslaner, Esq.

Fax No.: (212) 490-2990

or to such other person or address as LAIDLAW shall furnish to the Company in writing.

(ii) If to the Company, to:

House of Taylor Jewelry, Inc.

9200 Sunset Boulevard, Suite 425

West Hollywood, California  90069

Fax No.: (310) 860-2691

with a copy to:

Resch Polster Alpert & Berger LLP,

10390 Santa Monica Boulevard

Fourth Floor

Los Angeles, CA 90025

Attn: Aaron A. Grunfeld, Esq.,

Fax No.: (310) 552-3209.

or to such other person or address as the Company shall furnish to LAIDLAW in writing.

(f)

Counterparts.  This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(g)

Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.

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If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

HOUSE OF TAYLOR JEWELRY, INC.

By:  ___________________________

        Jack Abramov, CEO

AGREED AND ACCEPTED TO:

LAIDLAW & COMPANY (UK) LTD.

By: _________________________________________

       Robert Bonaventura, President